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                                                                EXHIBIT 27(e)(2)

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Minnesota Life                                                APPLICATION PART 2

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Minnesota Life Insurance Company  .  Individual Underwriting  .  400 Robert Street North  . St. Paul, Minnesota 55101-2098
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PROPOSED INSURED'S NAME (Last, First, Middle Initial)                                           DATE OF BIRTH (Mo., Day, Yr.)
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                                                                                                               --     --
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HEIGHT AND WEIGHT                    CHANGE IN PAST YEAR                 CAUSE OF WEIGHT GAIN OR LOSS
     FT.      IN.      LBS.                LBS. [ ] GAIN  [ ] LOSS
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                                                                        Yes  No
1.  A.  Have you ever smoked cigarettes?                                [ ]  [ ]
        --------------------------------------------------------------
        CURRENT SMOKER  PAST SMOKER  PACKS PER DAY  DATE LAST
            [ ]            [ ]                      CIGARETTE SMOKED
                                                    (Mo., Day, Yr.)
        --------------------------------------------------------------
    B.  Have you ever used tobacco, other than cigarettes, in any       [ ]  [ ]
        form?
        --------------------------------------------------------------
        WHAT TYPE  CURRENT USER  PAST USER  HOW MUCH  DATE OF LAST USE
                       [ ]          [ ]               (Mo., Day, Yr.)
        --------------------------------------------------------------

NOTE: GIVE DETAILS TO ALL YES ANSWERS IN SPACE PROVIDED.

2.  Are you taking or do you take any prescription or                   [ ]  [ ]
    non-prescription medications or drugs?

3.  During the past 10 years have you had or been treated for:

    A.  Seizures; epilepsy; paralysis; fainting spells; headaches;      [ ]  [ ]
        dizziness; sleep disorder; or any other disorder of the brain or nervous system?
    B.  Depression; stress; anxiety; nervousness; nervous breakdown;    [ ]  [ ]
        or any other nervous, mental, or emotional disorder?
    C.  High blood pressure; chest pain; chest discomfort or            [ ]  [ ]
        tightness; heart attack; heart murmur; stroke; irregular heart beat; or any other disease or disorder of the heart or blood vessels?
    D.  Asthma; shortness of breath; bronchitis; pneumonia;             [ ]  [ ]
        emphysema; chronic cough; or any other lung or respiratory disorder?
    E.  Abdominal pain; ulcer; colitis; cirrhosis; hepatitis;           [ ]  [ ]
        recurrent diarrhea; intestinal bleeding; or any other disease of the liver, gallbladder, pancreas, stomach, or intestines?
    F.  Kidney stone; protein, sugar, blood or blood cells in the       [ ]  [ ]
        urine; or any disorder of the urinary tract, bladder or
        kidneys?
    G.  Disorder or abnormality of the prostate, uterus, ovaries, or    [ ]  [ ]
        breasts; pregnancy complication; testicular disease; genital herpes, syphilis, gonorrhea, or other sexually transmitted disease?
    H.  Diabetes; thyroid disorder; lymph node enlargement; skin        [ ]  [ ]
        disorder; or disorder of any other glands?
    I.  Cancer; tumor; or cyst?                                         [ ]  [ ]
    J.  Anemia, leukemia, or other blood disorder?                      [ ]  [ ]
    K.  Back or neck pain; spinal strain or sprain; sciatica;           [ ]  [ ]
        arthritis; gout; carpal tunnel syndrome; or any bone, joint, or muscle disorder?
    L.  Disorder of the eyes, ears, nose or throat?                     [ ]  [ ]
    M.  Any physical deformity or defect?                               [ ]  [ ]
    N.  Any immune deficiency disorder including AIDS or AIDS-Related   [ ]  [ ]
        Complex (ARC), or AIDS-related conditions?
    O.  A blood test showing evidence of antibodies to the AIDS         [ ]  [ ]
        (HIV) virus?
    P.  Any chronic or recurrent fever, fatigue or viral illness?       [ ]  [ ]

4.  Do you consume alcoholic beverages? If yes, what kinds, how much    [ ]  [ ]
    and how often?

5.  During the past 10 years:

    A.  Have you been advised to limit the use of alcohol or drugs;     [ ]  [ ]
        sought or received treatment, advice, or counseling for alcohol or drugs; or joined a group because of alcohol or drug use?
    B.  Have you tried or used cocaine, heroin, marijuana,              [ ]  [ ]
        barbiturates or other controlled substances?

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PROPOSED INSURED'S NAME (Please Print)

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                                                                        Yes  No

6.  Other than above, have you in the past five years:

    A.  Consulted or been advised to consult a physician,               [ ]  [ ]
        psychiatrist, psychologist, therapist, counselor,
        chiropractor, or other health care practitioner? (Include
        regular check-ups.)
    B.  Had a check-up, illness, or surgery, or been treated or         [ ]  [ ]
        evaluated at a hospital or any other health care facility?
    C.  Had an EKG, x-ray, stress test, echocardiogram, angiography,    [ ]  [ ]
        blood studies or any other diagnostic test?
    D.  Been advised to have any test, hospitalization, or surgery      [ ]  [ ]
        which was not completed?

7. Family History: Make a note of diabetes, cancer, melanoma, heart, and kidney disease.

                  Age(s)  Health History            Age(s)    Cause of Death
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Father
---------        ------------------------          -----------------------------
Mother
--------- Living ------------------------ Deceased -----------------------------
Siblings
---------        ------------------------          -----------------------------
Siblings
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8.  Do you have a personal physician or belong to an H.M.O. or clinic?  [ ]  [ ]
    If so, please provide information below.

    ------------------------------------------------------------------
    NAME                                               PHONE NUMBER
                                                       (     )
    ------------------------------------------------------------------
    ADDRESS (Street, City, State, Zip)

    ------------------------------------------------------------------
    DATE LAST SEEN                       REASON

    ------------------------------------------------------------------

GIVE DETAILS OF ALL YES ANSWERS, including doctors' names, addresses and dates.



I have read the statements and answers recorded on this Application Part 2; they are to the best of my knowledge and belief true, complete and correctly recorded. I agree that they will become part of this application and any policy issued on it.
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DATE                       WITNESS                 SIGNATURE OF PROPOSED INSURED
                                                   X
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F.MHC-1410 Rev.1-2001                                                    2 of 3

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PROPOSED INSURED'S NAME (Please Print)

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SUPPLEMENT TO APPLICATION PART 2







I have read the statements and answers recorded on this Application Part 2; they are to the best of my knowledge and belief true, complete and correctly recorded. I agree that they will become part of this application and any policy issued on it.
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DATE                       WITNESS                 SIGNATURE OF PROPOSED INSURED
                                                   X
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F.MHC-1410 Rev.1-2001                                                     3 of 3